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                                                                 EXHIBIT 16

ERNST & YOUNG                   - 10 COLLYER QUAY          - TELEPHONE: 5357777
                                #21-01 OCEAN BUILDING        FAX:      5327662
                                SINGAPORE 049315

                                MAIL ADDRESS:
                                ROBINSON ROAD  P O BOX 384
                                SINGAPORE 900734


December 24, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C., 20549


Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated September 22, 1999, of NHancement Technologies, Inc. and are in agreement with the statements contained in paragraphs 2, 3 and 5 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,


/s/ Ernst & Young

Ernst & Young
Singapore